THIRD AMENDMENT TO
2000 EETC RESTRUCTURING AND FORBEARANCE TERM SHEET
AGREEMENT

     This Third Amendment to 2000 EETC Restructuring and Forbearance Term Sheet Agreement (this “Third Amendment”) reflects amendments to the 2000 EETC Restructuring and Forbearance Term Sheet Agreement dated September 12, 2003, as amended by First Amendment to 2000 EETC Restructuring and Forbearance Term Sheet Agreement dated as of November 4, 2003 and as further amended by Second Amendment to 2000 EETC Restructuring and Forbearance Term Sheet Agreement dated as of December 15, 2003 (as amended, the “Term Sheet”), regarding the primary terms for the restructuring of the 2000 EETC transaction (the “2000 EETC Transaction”) involving ATLAS AIR, INC. (“Atlas” or the “Company”) and the holders of the A Certificates referred to in the Term Sheet (each an “A Holder” and collectively, the “A Holders”) pursuant to a pre-negotiated case under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. § 101 et seq. (as amended from time to time, the “Bankruptcy Code”).

BACKGROUND

     The A Holders hold 2000 8.707% Atlas Air Pass Through Certificates1/, Series A issued pursuant to that certain Pass Through Trust Agreement dated as of January 28, 2000, between the Company and Wilmington Trust Company as Pass Through Trustee for the Atlas Air Pass Through Trust 2000-1A, as supplemented pursuant to that Trust Supplement No. 2000-1A dated as of January 28, 2000, between the Company and Wilmington Trust Company as Class A Trustee . The A Holders that are signatories hereto hold collectively more than 50% of the Fractional Undivided Interests of the Class A Certificates in the 2000 EETC Transaction.

     Unless otherwise defined herein, capitalized terms used in this Amendment shall have the definitions assigned to them in the Term Sheet, the Intercreditor Agreement, the Leases or the Indentures, as applicable.

1.	Agreements and Amendments to Term Sheet.

     (a) The Term Sheet is hereby amended by the addition of a new Paragraph 1(g) as follows:

“The Equipment Notes will be amended to provide (x) for the terms agreed by the Owner Participants and Atlas pursuant to Section 1.B of the OP Term Sheet, subject to the last sentence of this paragraph 1(g) and provided that (A) amortization schedules for each of the Equipment Notes shall in any event be subject to approval by the A Holders, (B) the last sentence of Section 1.B of the

1/ Contemporaneously with this Third Amendment, substantially similar amendments are being executed concerning the Atlas 1998 and 1999 EETC Transactions and the respective Term Sheets executed in connection therewith.

OP Term Sheet does not limit the right of the A Holders to require any amendment of the Equipment Notes that is otherwise permitted by this Term Sheet to be required by the A Holders (it being understood that, in accordance with such last sentence of Section 1.B of the OP Term Sheet, the Owner Participants will not be required to consent to any such other amendments), (y) that upon payment in full of the principal, interest and other amounts payable on the Class A Certificates, Class B Certificates and Class C Certificates issued under the Pass Through Trust Agreement together with (i) any other amounts payable pursuant to Sections 3.3, 6.7 and 7.1 of the Intercreditor Agreement, and (ii) any amounts payable to the Mortgagee under the Trust Indenture (other than, after the Class A Certificates, Class B Certificates and Class C Certificates and the amounts referred to in clause (i) of this sentence have been paid in full, principal and interest on the Equipment Notes), any outstanding balance under the Equipment Notes shall be deemed to be satisfied in full. For the avoidance of doubt, it is understood that (x) the revised amortization schedules for the Equipment Notes will be such that the Equipment Notes with respect to each Aircraft will be paid in full before any amount of Basic Rent with respect to such Aircraft become payable to the Owner Trustee (for the benefit of the Owner Participant) of such Aircraft, and (y) the Amendments will not include any amendment of the Equipment Notes that would require the maker of any Equipment Note to pay, after the Equipment Notes and any other obligations of such maker under the Operative Documents have been paid in full, any additional amounts except to the extent expressly provided for in this Term Sheet.”

     (b) Paragraphs 3(a), (b), (c) and (d) of the Term Sheet are hereby amended by the deletion of the date “January 15, 2004” each time it appears therein and the substitution of the phrase “the earlier of (i) the date of filing of the Company’s plan of reorganization and disclosure statement in the Bankruptcy Case (as hereinafter defined) and (ii) the date that is 60 days after the Filing Date,” in place thereof.

     (c) Paragraph 3(h) is hereby amended (i) by the deletion of the second sentence thereof and the substitution of the following sentence in place thereof:

“The definitive documents will provide that the new covenants added pursuant to this Term Sheet will cease to be in effect upon the earlier of (i) the payment in full of the A Certificates or (ii) the Covenant Termination date (as defined below).”

and (ii) by the deletion of the last sentence thereof and the substitution of the following sentence in place thereof:

“As used herein, the “Covenant Termination Date” shall mean the first date that the unsecured senior debt of Atlas is rated “BB-” by Standard & Poor’s or “Ba3” by Moody’s Investors Service which comes after the debt to the Bank Lenders has been paid in full.”

     (d) Paragraph 5(b) of the Term Sheet is hereby amended by the deletion of the text thereof and the substitution of the following in place thereof: [Intentionally Omitted].

     (e) Paragraph 5(c) of the Term Sheet is hereby amended by the deletion of the portion of the paragraph following clause (ii) in its entirety and the substitution of the following in place thereof:

“Atlas shall have obtained the consent of each Liquidity Provider whose Liquidity Facility is still in effect, or to whom any Liquidity Obligations are still owing, to the Amendments on terms reasonably acceptable to the A Holders; provided, however, that if such consents are not obtained within 60 days after the date of the Filing, then the A Holders shall continue to forbear as set forth in the Forbearance Agreement until the earlier of (A) a default by Atlas in payment of Lease or Equipment Note payments as restructured in accordance with Section 1(a) hereof or the occurrence of any other Termination Event, as defined in the Forbearance Agreement, in which case the forbearance pursuant to the Forbearance Agreement and the obligations and agreements of the A Holders herein shall end and no longer be in effect, or (B) such time as the Liquidity Obligations are otherwise paid and no Liquidity Obligations are owed to any Liquidity Provider, in which case the Forbearance Agreement shall terminate and the Amendments shall take effect immediately thereafter so long as all other conditions to the Amendments taking effect have been satisfied.”

     (f) Paragraph 5(d)(i) and (ii) are hereby deleted and the following paragraphs 5(d)(i) and (ii) are substituted in place thereof:

(i) commence and continue to pursue diligent commercial efforts to sell one of the Owned Aircraft (or an Aircraft as to which Atlas or any of its Affiliates owns or controls or has the option of acquiring the Owner Participant interest (a “Controlled Aircraft”)) in the 1998 EETC Transaction, 1999 EETC Transaction, or 2000 EETC Transaction, as determined by Atlas, within six months of the Trigger Event through a recognized broker at the highest cash bid available as determined by such broker (but subject to such cash bid realizing minimum net cash proceeds to be acceptable to the A Holders), and (if the selected Aircraft is a Leased Aircraft) to terminate the Lease of such Aircraft upon its sale; or

(ii) at Atlas’ option in lieu of such sale, or if Atlas is not successful in selling an Aircraft within such six month period pursuant to clause (i) of this paragraph 5(d), make an open market tender for A Certificates at par in an aggregate amount not less than the Trigger Prepayment Amount within six months of the Trigger Event, provided that, (x) if an Aircraft is sold with respect to the EETC Transaction of one year after a Trigger Date, the Aircraft sold after the next Trigger Date shall be with respect to the EETC Transaction of a different year (and from a third year after the third Trigger Date), and (y) if there is no Owned Aircraft or Controlled Aircraft with respect to a EETC Transaction of any year at the time that an Owned Aircraft or Controlled Aircraft with respect to such year is required to be sold hereunder, then Atlas shall tender for the A Certificates of such year in accordance with this clause (ii). As used herein, “Trigger Prepayment Amount” means the then current amount outstanding on all of the A Equipment Notes of such EETC Transaction divided by the number of Aircraft in such EETC Transaction.

     (g) Paragraph 5(f) of this Term Sheet is hereby deleted and the following paragraph 5(f) is substituted in place thereof:

     "(f) To the extent permitted by the documents, the Leases and Trust Indenture and Mortgage and other applicable documents relating to the owned Aircraft will be further modified to permit defaults under or amendments to covenants in such documents to be waived or amended, as applicable, by a Fractional Undivided Interest aggregating not less than a majority in interest in the Class A Trust.”

     (h) Paragraph 6 of the Term Sheet is hereby deleted in its entirety and the following paragraph 6 is substituted in place thereof:

6.	Consents of Owner Participants and Liquidity Providers.

(a)	Effective as of the date of the Filing, Atlas and the Owner Participants with respect to the six aircraft referred to in the OP Term Sheet have entered into the OP Term Sheet dated as of February 5, 2004, by and among the Company and the Owner Participants identified therein (the “OP Term Sheet”). Final Lease Rent, A, B and C Equipment Note Amortization and Termination Value Schedules set forth in Exhibit B of the OP Term Sheet shall be furnished to the A Holders no later than February 13, 2004 and shall be subject to A Holder approval. The A Holders shall have the right to terminate this Term Sheet on or after March 5, 2004 unless each Owner Participant which is a party to the OP Term Sheet shall have obtained, prior to March 5, 2004, all requisite internal approvals in order to approve the OP Term Sheet and shall have given, prior to such date, notice to the legal advisors to A Holders and Company of such approval. Prior to the Plan Confirmation Date, Atlas shall obtain the consent of each of the Owner Participants to the Amendments and to the amendments to the Lease terms set forth in Section 6(c), provided that, if Atlas is unable to obtain such consent from DVB Bank AG prior to the Plan Confirmation Date, the A Holders shall have the right to terminate this Term Sheet and the agreements herein as to Boeing model 747-400F, Aircraft N409 (other than the agreement set forth in Section 3(a) of the Third Amendment to this Term Sheet), but this Term Sheet and the agreements herein shall remain in full force and effect as to all remaining Aircraft.

(b)	Subject to Section 5(c), within 60 days of the date of the Filing, Atlas shall obtain the consent of the Liquidity Providers, to the Amendments and to amendments to the Lease terms set forth in Section 6(c) and to the waiver of tax indemnity claims on terms acceptable to the A Holders.

(i)	Paragraph 10(a) of the Term Sheet is hereby amended (i) by the deletion of the date “February 1, 2004” from the third sentence thereof and the substitution of the date “February 2, 2004” in place thereof and (ii) by the deletion of the phrase “Filing Date” in the definition of “Required Document Finalization Date” appearing therein and the substitution of the phrase “the earlier of (i) the date of filing of the Company’s plan of reorganization and disclosure statement in the Bankruptcy Case (as hereinafter defined) and (ii) the date that is 60 days after the Filing Date” in place thereof.

     (j) Paragraph 10(a) of the Term Sheet is hereby amended by adding the following after the fourth sentence:

“The Plan and Disclosure Statement, in such agreed form, shall be filed by the Company in the Court within 60 days after the Filing Date.”

2.	Consent to Sell Owner Participant Interests

(a) Each of the A Holders consents to the assignment and assumption of the rights and obligations in respect of the equity interests in the following Aircraft held by the Owner Participants whose name appears opposite each Aircraft to any corporation or other entity (each an “OP Transferee”) in accordance with the relevant terms of the related Participation Agreements and the contemporaneous grant of an irrevocable option to purchase each such interest by such OP Transferee to the Company or any affiliate of the Company on terms substantially as described in the term sheets and schedules attached as Exhibits A, B and C, including without limitation any payments or any incurrence of debt by the Company described therein:

Owner Participant	Aircraft

Banc of America Leasing & Capital LLC	Boeing model 747-400F, Aircraft N496
FINOVA Group Inc.	Boeing model 747-400F, Aircraft N491
FINOVA Group Inc.	Boeing model 747-400F, Aircraft N493
DVB Bank AG	Boeing model 747-400F, Aircraft N409

     (b) The Company agrees that, upon its purchase of the equity interests referenced in this Section 2 of this Third Amendment, the Company will not be a “secured party”, “lessor”, or “conditional vendor”, or their equivalent, under section 1110 of the Bankruptcy Code for any purpose in connection with such equity interests in any case commenced under the Bankruptcy Code. In consideration of the amendments set forth in this Third Amendment, the Company hereby waives any and all rights it has or could have as a “secured party”, “lessor”, “conditional vendor” or their equivalent under section 1110 of the Bankruptcy Code in connection with its ownership of the above-referenced equity interests, provided, however, that the Company is not waiving herein any rights it has or could have as a lessee in any of the aircraft contemplated by this Section 2 under section 1110 in a case commenced under the Bankruptcy Code. The Company represents, acknowledges and agrees that it is a sophisticated party and that it waives the rights referenced herein knowingly and after due consideration.

3.	Consent to Owner Participant Term Sheet

     Each of the A Holders consents to and approves all of the terms and conditions of the OP Term Sheet, dated as of February 5, 2004, by and among the Company and the Owner Participants described therein, including, without limitation, the following:

     (a) The A Holders agree to take all action available to them which is required to cause the Mortgagee to release the additional collateral (which additional collateral consists of Trident Marine Trust’s beneficial interest in the estate held by it under the Sea-Land Kodiak Trust Agreement dated as of July 15, 1987 relating to the vessel Sea-Land Kodiak and was pledged as additional collateral for the Equipment Notes pursuant to Section 861 of the Internal Revenue Code) pledged by Trident Marine Trust, an affiliate of NCC Key Company, predecessor Owner Participant of DVB Bank in connection with Aircraft N409MC, on the earlier to occur of (i) the Plan Confirmation Date or (ii) the date on which the A Holders take any action or exercise any remedy under the Trust Indenture related to Boeing model 747-400F, Aircraft (N409MC) that would affect such additional collateral, provided that NCC Key Company and the Owner Participant affiliated with NCC Key Company have complied with their respective obligations under the (N492MC) Section 1110(b) Stipulation, the (N498MC) Section 1110(b) Stipulation (including without limitation, with respect to each of such Section 1110(b) Stipulations, the provisions of the second paragraph of Section 14 thereof, which begins with “Notwithstanding any other provision hereof”) and the OP Term Sheet.

     (b) Any Additional Monthly Lease Rental with respect to the 2000 Lease Transaction (as defined in the OP Term Sheet) which is payable by the Company as provided in the OP Term Sheet shall only be payable with respect to Aircraft N412MC .

Additionally, each of the A Holders agrees to take all A Holder Action which is within the power of the Pass Through Trustee, as Controlling Party, and which is necessary and appropriate to be taken by the A Holders and the Pass Through Trustee, to implement the terms of the OP Term Sheet, including without limitation, all amendments to the Operative Agreements required by the terms of the OP Term Sheet, and not to take any action inconsistent with the OP Term Sheet or the rights of the Owner Participants. (subject, with respect to each of the foregoing, to the provisions of the Term Sheet as amended hereby, including the new Section 1(g) set forth herein and provided that, notwithstanding the foregoing, nothing herein, including this paragraph 3, is intended to limit the right of the A Holders to require any covenant, cross default provision or other amendment that is otherwise permitted by this Term Sheet to be required by the A Holders (it being understood that, in accordance with Section 2.B of the OP Term Sheet, such covenants, cross default provisions and other amendments will also require the consent of the Owner Participants).

4.	Effectiveness; Counterparts; Payment of Advisors.

     (a) This Third Amendment shall become effective and binding on the parties hereto when (i) the Amendment Conditions (as hereinafter defined) have been satisfied and (ii) counsel to the A Holders shall have received (A) from the A Holders signatory hereto notices acknowledging that they hold A Certificates evidencing their respective Fractional Undivided Interests in the Class A Trust (“Ownership Acknowledgement”) in an aggregate amount of not less than $62,319,501 of the original face amount of such A Certificates, and counsel to the A Holders shall have notified Atlas or its counsel in writing of such receipt, and (B) from Atlas and each of the A Holders included in such written notice to Atlas or its counsel, a counterpart hereof signed by such party or a facsimile or other written confirmation (in form satisfactory to such counsel) that such party has signed a counterpart hereof.

     (b) As used herein, the “Amendment Conditions” shall mean the following: (i) before the Filing Date, the Company shall have paid the Lease or Equipment Note payments as restructured in accordance with Section 1(a) of the Term Sheet for the month of February 2004 and one-half of the amount due for the month of March 2004, (ii) before the Filing Date, (A) the Company shall have paid or deposited with the escrow agent an estimate of the amounts to become due on or before February 15, 2004 and one-half of the amount due for the month of March 15, 2004 with respect to Engine Maintenance in accordance with paragraph 4 of the Term Sheet, which estimates shall be calculated based on the amount that was actually due on January 15, 2004 with respect to such Engine Maintenance and shall be adjusted once actual amounts are calculated consistent with the provisions hereof and the Company is authorized by the Bankruptcy Court to make any additional payments required with respect thereto, and (B) the Company shall instruct the escrow agent to provide duplicate Escrow Account Statements (as defined in the escrow agreement) to Bingham McCutchen simultaneously with the transmission of any Escrow Account Statements from the escrow agent to the Company, and (iii) without limiting the generality of Section 4(e) of this Third Amendment, the Company shall pay to each of the Committee Advisors, within one (1) Business Day after the execution hereof in accordance with Section 4(a)(ii) above and in any event before the Filing Date, in the case of the financial advisors (including the aviation consultants retained by such financial advisors) their fees and estimated expenses for the months of February and March 2004, and (y) in the case of Bingham McCutchen, LLP, as their legal counsel, an amount necessary in order for such legal counsel to have a retainer of $435,000, to which fees incurred on behalf of the Ad Hoc A Holder Committee may be applied.

     (c) Each of the undersigned A Holders who has delivered an Ownership Acknowledgement hereby certifies that its holdings have not changed since the date of such Ownership Acknowledgement.

     (d) This Third Amendment shall be governed by the laws of the State of New York and may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts when taken together shall constitute one and the same instrument. The Term Sheet remains in full force and effect as expressly amended hereby.

     (e) Atlas shall continue to pay, as and when billed therefor (or for retainers with respect thereto), the fees and disbursements of the Committee Advisors in connection with the Program, including without limitation all monthly fees and the Transaction Fee and reasonable expenses payable to Houlihan Lokey Howard and Zukin Capital (“Houlihan”) in accordance with the terms and conditions of the engagement letter, dated as of April 4, 2003 by and between the Ad Hoc A Holder Committee, Houlihan and the Company. If the Filing Date is, with the consent of the A Holders, extended to a date later than February 2, 2004, the fees of the financial advisors (including the aviation consultants) shall at all times be prepaid for 60 days. Atlas shall also pay, as and when billed therefor (or for retainers with respect thereto), the reasonable fees and disbursements of the Class A Trustee, Subordination Agent and Mortgagee and their counsel with respect to the Program, the Amendments, the Forbearance Agreements, the events of default that have occurred under the EETC Documents and their review of the EETC Documents in connection therewith, and any other action taken or requested to be taken by any of such Persons in connection with any of the foregoing.

     (f) The Company agrees to file, no later than February 5, 2004, a report on Form 8-K with the Securities and Exchange Commission for the purpose of disclosing all material non-public information that has been disclosed to any of the A Holders. In the event that the Company shall fail to timely make the disclosure required hereunder or any A Holder deems the disclosure to be inadequate or in any way to fail to remove such A Holder’s restriction on trading as a result of the material non-public information, the Company agrees that any A Holder or their respective counsel is authorized to make all material non-public information that has been disclosed to any of the A Holders, or any portion thereof, available to the public generally, without, in each case, any liability to the Company for such disclosure.

     (g) Any requirement herein that any matter be acceptable or satisfactory to the A Holders will be complied with if such matter is acceptable or satisfactory to (i) the holders of Fractional Undivided Interests aggregating a majority in interest in the Class A Trust or (ii) any advisor or designee of such majority in interest who is authorized by such majority in interest to make such determination. (h) TIME IS OF THE ESSENCE AS TO ALL PROVISIONS OF THIS THIRD AMENDMENT AND OF THE TERM SHEET AS AMENDED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of February 5, 2004.

ATLAS AIR, INC.

By:

Name:
Title:

A HOLDERS

[Signatures]

EXHIBIT A

Binding Term Sheet Agreement for
Purchase by Atlas of FINOVA’s Owner Participant Interests
in B747-400F Aircraft N491 and N493

     THIS BINDING TERM SHEET AGREEMENT (“Agreement”) is made and entered into this 30th day of January, 2004 by and between Atlas Air, Inc., a Delaware corporation (“Atlas” or the “Company”), and FINOVA Capital Corporation (“FINOVA”).

RECITALS:

     A. FINOVA is the Owner Participant pursuant to Participation Agreements dated as of July 29, 1998 and as of October 19, 1998 and related Owner Trusts (collectively, the OP Agreements”) relating to the ownership and leveraged leases (the “Leases”) to Atlas of B747-400F aircraft N491 and N493 (the “Aircraft”), respectively. Capitalized terms which are not otherwise defined herein shall have their respective meanings set forth in the Leases, the OP Agreements and related agreements referred to therein (the “Operative Agreements”).

     B. FINOVA has agreed to transfer all of its interest and obligations as Owner Participant in the OP Agreements (the “OP Interests”) to Atlas, and Atlas has agreed to acquire the OP Interests, on the terms and conditions set forth herein. FINOVA’s obligations hereunder are subject to approval pursuant to FINOVA’s internal approval process.

     C. The Company is proposing a comprehensive restructuring of its debt and lease obligations, including without limitation, the Leases and the Operative Agreements, which restructuring will be effected through implementation of a plan of reorganization (the “Plan”) under chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101-1330 (as amended, the “Bankruptcy Code”).

AGREEMENT:

     1. Purchase and Sale of OP Interests. FINOVA agrees to sell to Atlas, and Atlas agrees to purchase from FINOVA, the OP Interests on the terms and conditions set forth herein. The purchase and sale transaction will be provided for in the Plan and approved by the Bankruptcy Court pursuant to the Confirmation Order entered in Atlas’ Chapter 11 case.

     2. Purchase Price. The purchase price for the OP Interests will be $5.0 million for each Aircraft and will be payable by Atlas by delivery at the Closing of its ten-year $5.0 million principal amount promissory notes (the “Notes”) with the terms and payable as provided on Schedule 1 hereto. FINOVA will receive guaranties of Atlas Air Worldwide Holdings, Inc. and Polar Air Cargo, Inc. of the obligations of Atlas under the Notes, on terms no less favorable than the guaranties provided by such entities to the other owner participants of leveraged lease aircraft in connection with the restructuring of those transactions that takes place contemporaneously with the Closing.

     3. Closing. Closing (the “Closing”) will occur on the effective date of the Plan. At the Closing, the items specified in this Section 3 shall occur. Atlas will execute and deliver the Notes, and Atlas and FINOVA will execute and deliver appropriate transfer documents to provide for the transfer to

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Atlas (or to another party designated by Atlas) of the OP Interests. Atlas will release any claims it might have against FINOVA or the Owner Trustees for the period prior to the Closing, and FINOVA and Atlas will waive any claims (including without limitation tax indemnity claims) against each other or any other party to the transaction arising from or in connection with this purchase transaction other than sales or transfer taxes, which shall be the responsibility of Atlas, or any prior Atlas payment default (other than any claims for reasonable legal fees and out-of-pocket expenses of FINOVA’s counsel and advisors and the reasonable legal fees and out-of-pocket expenses of the Owner Trustee and its counsel to the extent not paid under Section 4 below) or any prior actions or omissions of FINOVA. Atlas will assume pursuant to the Plan its other indemnification obligations under the Participation Agreements and Tax Indemnity Agreements.

     4. Fees and Expenses. Atlas agrees to pay or reimburse the reasonable legal fees and out-of-pocket expenses of FINOVA and of the Owner Trustee under the Operative Agreements with respect to the purchase and sale transaction described herein. Such fees and expenses incurred to the date of this Agreement will be paid within two (2) business days after execution of this Agreement and presentation of invoices and prior to the filing of Atlas’s Chapter 11 case. In addition, Atlas will pay to FINOVA a retainer in the amount of $50,000.00 to cover its reasonable legal fees and out-of-pocket expenses to be incurred in connection with the legal documentation and Closing of the transaction described herein, assuming, however, that the purchase and transfer documentation will be drafted by counsel to Atlas.

     5. Plan Support. Provided that Atlas’s Plan provides for the assumption of this Agreement and the implementation of the transaction regarding the purchase and sale of the OP Interests on the terms and conditions provided herein, FINOVA agrees:

     (a) not to file any objection to the Plan based on the proposed amendments to the Equipment Notes or the Operative Agreements;

     (b) to vote any claims it may have in favor of the Plan and oppose all competing Chapter 11 plans;

     (c) not to grant or cause to be granted to any other person or entity any proxy to vote with respect to the Plan;

     (d) not to directly or indirectly take any action (including as a member of any creditors committee), solicit, initiate, fund, or encourage any competing Chapter 11 plan that may interfere with or be inconsistent with the Plan;

     (e) not to object to the extension of any exclusive period under 11 U.S.C. §1121 necessary to obtain confirmation of the Plan during such extended exclusive period; and

     (f) perform its obligations hereunder and support the implementation of the transaction described herein and Atlas’s proposed restructuring.

     6. Section 1110 Stipulations. Notwithstanding any rights FINOVA may have under, or to enter into stipulations or agreements under, section 1110 of the Bankruptcy Code (“Section 1110 Stipulations”), FINOVA consents to the Section 1110 Stipulations with respect to the Aircraft to be entered into between the Company and Wilmington Trust Company, not in its individual capacity, but as Indenture Trustee with respect to the Mortgages on the Aircraft, substantially in the form attached to this

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Agreement as Exhibits A and B hereto. FINOVA agrees not to take or authorize the taking of any action with respect to the Aircraft that is inconsistent with the Section 1110 Stipulations.

     7. OP Term Sheet; Consent. The terms and conditions set forth in Section 1 A through D, Section 2 and Section 3 A through E, G and H, Section 4 and Section 5 A and D of that certain OP Term Sheet dated January 30, 2004, entered into in connection with the restructuring of Atlas’s EETC transactions are incorporated herein by reference and made a part hereof) for which purpose the Aircraft, the Lease and related Operative Agreement shall be deemed “Aircraft”, a “Lease” and “Operative Agreements”, respectively, for purposes thereof and FINOVA shall be treated as an OP (and the sole OP) thereunder to the extent the context may allow). FINOVA expressly consents to the amendments to the Operative Agreements contemplated by the EETC Term Sheets referred to on the Section 1110 Stipulations;

     8. Definitive Documents. The parties agree to give such notices prior to Closing and enter into such definitive agreements and transfer documents at Closing as are necessary to reflect the terms set forth herein and effect the transfer of the OP Interests. This Agreement shall be effective and binding on the parties hereto unless, until and to the extent superceded by such definitive documents.

     9. Good Faith Negotiations of Definitive Documents; Further Assurances. Atlas and FINOVA hereby further covenant and agree to negotiate in good faith the definitive documents provided for herein. Furthermore, each of the parties shall take such further action as may be reasonably requested by the others to carry out the purposes and intent of this Agreement, (including with respect to FINOVA the giving of consents or directions as may be required) and shall refrain from taking any action which would frustrate the purposes and intent of this Agreement.

     10. Termination. Either party may terminate this Agreement if the Plan has not been confirmed on or before 180 days after the filing of Atlas’s Chapter 11 case or if the Plan effective date does not occur on or before 30 days after confirmation of the Plan.

     11. Entireties. This document represents the final agreement between the parties about the subject matter of this document and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     12. Parties. This document binds and inures to Atlas and FINOVA and their respective successors and permitted assigns. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and their respective successors and permitted assigns, and no other person or entity. Neither party may assign this agreement or its rights hereunder without the consent of the other party, except that Atlas may designate another entity to receive the transfer of the OP Interests.

     13. Effectiveness; Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts when taken together shall constitute one and the same instrument. Except as expressly provided for herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is in writing and signed by each of the parties hereto.

     14. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not affect the interpretation thereof.

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     15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any federal or state court in the State of New York sitting in the county of New York, or in any other federal court with jurisdiction over Atlas and, by execution and delivery of this Agreement, each of the parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding.

     16. Severability. If any provision of this Agreement is held to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof shall continue in full force and effect.

     EXECUTED as of the date first stated above.

ATLAS AIR, INC.

By:
William C. Bradley Vice President and Treasurer

FINOVA CAPITAL CORPORATION

By:

Name:

Title:

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Schedule 1 to Binding Term Sheet Agreement for
Purchase by Atlas of FINOVA’s Owner Participant Interests
in B747-400F Aircraft N491 and N493

THE NOTES:

Date of Issuance:	Closing Date, which will be the effective date of Atlas’s plan of reorganization.

Initial Principal Amounts:	$5.0 million for each Note, or $10.0 million in aggregate for both Notes.

Term and Final Maturity Date:	Approximately ten (10) years from Date of Issuance for the Notes.

Currency:	U.S. Dollars (“US$”)

Mandatory Principal Repayments:	As specified by the attached Note Repayment Schedule, which were calculated on a semi-annual level debt-service payments basis, with combined payments of interest and principal commencing January 2, 2007 in equal amounts sufficient to fully repay the Notes’ principal amount by the Final Maturity Date of January 2, 2014.

Optional Principal Prepayments:	The Borrower shall have the right to prepay the outstanding principal balance of the Notes at any time, in whole or in part, in minimum denominations of $100,000, at a price of par plus any accrued and unpaid interest (but without premium or penalty)

Interest Rate:	Each of the Notes shall accrue interest at a fixed-rate of 6.00% p.a. (on a 30/360 days basis), compounded semi-annually in arrears through January 2, 2007, and payable currently commencing on January 2, 2007 and semi-annually thereafter on July 2 and January 2 of each calendar year.

Collateral Security:	None. (The Notes will be unsecured.)

5

EXHIBIT B

Atlas Air / DVB

Transfer of Owner Participant Interest in N409

Condensed Summary of Terms and Conditions

A. TRANSACTION SUMMARY

a) Atlas identifies a third-party having at least US$75 mm tangible net worth (the “New OP” and “LC Beneficiary”) to take on the role of Owner Participant from DVB (Atlas will pay a fee to the New OP for its role in the transaction).

b) The New OP will purchase DVB’s Owner Participant Interest for approximately US$15.9 mm (the “Purchase Price”), in cash subject to c, d and e below. The Purchase Price will equal the sum of the following:

Amount Drawn under Existing Letter of Credit	15,435,940
Accrued Interest (as of 3-Jan-04)	261,663
Legal & Advisor Fees (Estimate)	207,500

Purchase Price	15,905,103

c) DVB and the New OP will execute appropriate transfer documents to provide for the transfer to the New OP of the rights and obligations of DVB, as the current Owner Participant under the transaction documents.

d) DVB will re-instate its Letter of Credit support. The Initial Drawable Amount (as defined below) will equal the Purchase Price. The Drawable Amount of the Letter of Credit will be reduced every six months, beginning approximately six months after the Closing Date, in equal amounts of 10% of the Initial Drawable Amount per semi-annual period, for a term of five (5) years.

e) In connection with each reduction of the Drawable Amount, Atlas will post cash collateral for the benefit of the New OP in an equal amount to the Drawable Amount Reduction for each semi-annual period, for a term of five (5) years.

B. THE PARTIES

LC Beneficiary:	A third party accustomed to acting as Owner Participant in similar financings and having a tangible net worth of at least US$75 mm.

LC Issuer:	DVB Bank AG.

Reimbursement Obligor:	Atlas Air Inc.

1

C. THE RE-INSTATED LETTER OF CREDIT

Closing Date:	On or before February 1, 2004, or as soon as practical thereafter.

Re-instated Letter of Credit:	The Re-instated Letter of Credit will be used solely for the benefit of the LC Beneficiary, who will be entitled to draw thereunder in the event of specified Lease defaults which will be limited to: (i) the bankruptcy or insolvency of Atlas not related to Atlas’ Chapter 11 filing expected in February 2004 and (ii) an event of default under the Lease not related to Atlas’ Chapter 11 filing expected in February 2004. Only a single draw will be permitted under the Re-instated Letter of Credit.

Initial Drawable Amount:	Equal to the Purchase Price.

Term:	Approximately five (5) years from the Closing Date.

Currency:	U.S. Dollars (“US$”)

Drawable Amount Reductions:	The Drawable Amount will be reduced every six (6) months, beginning approximately six (6) months after the Closing Date, in equal amounts of 10% of the Initial Drawable Amount per semi-annual period.

Fees:	A Fee will be paid by the Reimbursement Obligor to the LC Issuer semi-annually, in advance, beginning on the Closing Date, in the amount of [ ]% of the Drawable Amount for the subsequent semi-annual period.

Subrogation Rights:	In the event the Re-instated Letter of Credit is drawn upon, the LC Beneficiary will transfer its Owner Participant Interest to the LC Issuer.

2

EXHIBIT C

Atlas Air, Inc. /Banc of America Leasing & Capital, LLC

Transfer to a New OP of BofA’s Owner Participation Interest
in B747-400F Aircraft N496

Condensed Summary of Terms and Conditions

a) On the closing date for the purchase transaction, Atlas Air, Inc. (“Atlas”) will release to the Banc of America Leasing & Capital, LLC (“BofA”), the current holder of the Owner Participant interest (the “OP Interest”) in the leveraged lease transaction of one B747-400F aircraft bearing U.S. registration number N496MC (the “Aircraft”), all of Atlas’ interest in the equity collateral deposit presently securing certain obligations owed by Atlas under the operative documents executed by Atlas in connection with the leverage lease transaction.

b) On the closing date for the purchase transaction, in consideration of the Atlas release per paragraph (a) above, at the direction of Atlas, BofA will transfer all of its rights and obligations in the OP Interest currently held by BofA to an entity having at least US$75 million in tangible net worth (the “New OP”).

c) BofA will provide at least 10-days prior written notice to the EETC Indenture Trustee of its intention to transfer its OP interest. Such notice shall identify the New OP and provide pro forma financial statements demonstrating that the tangible net worth of the New OP exceeds US$75 mm.

d) On the closing date for the purchase transaction, the New OP will grant to Atlas an option (the “OP Option”) to purchase (or to direct the transfer to a qualifying party designated by Atlas) the OP Interest for a price of US$1.00 (the “Option Price”), which option will be exercisable by Atlas or its assigns at any time, and which grant will be in consideration of both (i) the direction by Atlas to cause the transfer of the OP Interest by BofA to the New OP per paragraph (b) above and (ii) the payment by Atlas to the New OP on the closing date for the purchase transaction of approximately US$300,000, together with US$50,000 per month commencing August 31, 2004 in the event that the OP Option had not by then been exercised. The Option Price shall automatically be increased by an amount equal to any portion of the $300,000 paid to the New OP which the New OP is required to refund or repay to Atlas’ Chapter 11 estate pursuant to an avoidance action.

e) BofA, Atlas and the New OP will waive certain claims (including certain tax indemnity claims) against any of the other parties arising from or in connection with the purchase transaction or any prior Atlas default.

f) The New OP will agree to vote in favor of Atlas’ Chapter 11 reorganization plan and to perform all of the obligations of an Owner Participant.